Exhibit 4.23

[English Translation]

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Agreement”) is entered into between the following parties as of January 1, 2013:

Licensor:	China Mobile Communications Corporation, a state-owned enterprise incorporated and duly existing in accordance with the PRC laws with its legal address at 29 Jin Rong Avenue, Xi Cheng District, Beijing, the PRC (hereinafter referred to as “Party A”); and

Licensees:	China Mobile Limited, a limited liability company incorporated and duly existing in accordance with Hong Kong laws with its legal address at 60/F., The Center, 99 Queen’s Road Central, Hong Kong (hereinafter referred to as “Party B”).

China Mobile Communications Limited, a limited liability company incorporated and duly existing in accordance with PRC laws with its legal address at 29 Jin Rong Avenue, Xi Cheng District, Beijing, the PRC (hereinafter referred to as “Party C”)

The Licensees also include the following subsidiaries of Party B:

China Mobile International Limited, a limited liability company incorporated and duly existing in accordance with Hong Kong laws with its legal address at Unit 09-18 12/F., & 30/F., Tower 1, Kowloon Commerce Centre, 51 Kwai Cheong Road, Kwai Chung, NT, Hong Kong

The Licensees also include the following subsidiaries of Party C:

1.	China Mobile Group Beijing Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 7 Dong Zhi Meng Nan Avenue, Dong Cheng District, Beijing, the PRC;

2.	China Mobile Group Tianjin Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 64 M Zone, Bonded Area, Tianjin Port, Tianjin, the PRC;

3.	China Mobile Group Shanghai Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 668 Beijing Dong Lu, Shanghai, the PRC;

4.	China Mobile Group Chongqing Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 2 Xing Guang San Lu, Yu Bei District, Chongqing, the PRC;

5.	China Mobile Group Hebei Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 136 Dong Feng Lu, Shijiazhuang, Hebei Province, the PRC;

6.	China Mobile Group Shanxi Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at Mobile Tower A, Wu Luo Street, Economy &Technology Development Zone, Taiyuan, Shanxi Province, the PRC;

7.	China Mobile Group Neimenggu Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 2 Xin Hua Dong Lu, Huhhot, Neimenggu Autonomous Region, the PRC;

8.	China Mobile Group Liaoning Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 6 Xin Long Jie, Hun Nan Xin District, Shenyang, Liaoning Province, the PRC;

9.	China Mobile Group Jilin Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 2899 Jie Fang Da Lu, Changchun, Jilin Province, the PRC;

10.	China Mobile Group Heilongjiang Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 168 Xin Wan Street, Song Bei District, Harbin, Heilongjiang Province, the PRC;

11.	China Mobile Group Jiangsu Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 81 Hu Ju Lu, Nanjing, Jiangsu Province, the PRC;

12.	China Mobile Group Zhejiang Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 288 Huan Cheng Bei Lu, Hangzhou, Zhejiang Province, the PRC;

13.	China Mobile Group Anhui Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 609 Huang Shan Lu, Hefei, Anhui Province, the PRC;

14.	China Mobile Group Fujian Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 140 Hu Dong Lu, Fuzhou, Fujian Province, the PRC;

15.	China Mobile Group Jiangxi Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 58 Zi An Lu, Nanchang, Jiangxi Province, the PRC;

16.	China Mobile Group Shandong Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 20569 Jing Shi Lu, Jinan, Shandong Province, the PRC;

17.	China Mobile Group Henan Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 48, Jing San Lu, Zhengzhou, Henan Province, the PRC;

18.	China Mobile Group Hubei Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 66 Chang Qing San Lu, Jiang Han District, Wuhan, Hubei Province, the PRC;

19.	China Mobile Group Hunan Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 446 Fu Rong Zhong Lu III, Tian Xin District, Changsha, Hunan Province, the PRC;

20.	China Mobile Group Guangdong Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 19/F., GoTone Building, 208 Yue Xiu Nan Lu, Guangzhou, Guangdong Province, the PRC;

21.	China Mobile Group Guangxi Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 117 Min Zhu Avenue, Nanning, Guangxi Zhuang Autonomous Region, the PRC;

22.	China Mobile Group Hainan Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 88 Jin Long Lu, Jin Mao District, Haikou, Hainan Province, the PRC;

23.	China Mobile Group Sichuan Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 1 Gao Sheng Qiao Street, Wu Hou District, Chengdu, Sichuan Province, the PRC;

24.	China Mobile Group Yunnan Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 39 Huan Cheng Nan Lu, Kunming, Yunnan Province, the PRC;

25.	China Mobile Group Guizhou Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 19 Beijing Lu, Guiyang, Guizhou Province, the PRC;

26.	China Mobile Group Xizang Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 84 Jin Zhu Zhong Lu, Lhasa, Xizang Autonomous Region, the PRC;

27.	China Mobile Group Shaanxi Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 29 Jin Ye Yi Lu, Hi-Tech Industrial Development Zone, Xian, Shaanxi Province, the PRC;

28.	China Mobile Group Gansu Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 666 Bei Bin He Xi Lu, Lanzhou, Gansu Province, the PRC;

29.	China Mobile Group Qinghai Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 56 Xi Guan Da Jie, Xining, Qinghai Province, the PRC;

30.	China Mobile Group Ningxia Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 217 Xin Chang Dong Lu, Jin Feng District, Yinchuan, Ningxia Hui Autonomous Region, the PRC;

31.	China Mobile Group Xinjiang Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 78 Nan Hu Nan Lu, Shui Mo Gou District, Urumqi, Xinjiang Uyghur Autonomous Region, the PRC;

32.	China Mobile Group Design Institute Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at 126 Xi Zhi Men Nei Avenue, Xi Cheng District, Beijing, the PRC; and

33.	China Mobile Group Device Company Limited, a limited liability company incorporated and duly existing in accordance with the PRC laws with its legal address at A1, Ma Man Street, Sha He Town, Chang Ping District, Beijing, the PRC.

WHEREAS

A.	The Trademark License Agreement entered into by and between Party A and China Mobile Limited on 1 January 2008 expired on 31 December 2012.

B.	The Trademark License Agreements entered into by and between Party A and China Mobile Limited on October 8, 1999 and September 19, 2000, respectively, have expired;

C.	Party A is the lawful owner of the Licensed Trademarks (as defined herein).

D.	Party A agrees, in accordance with the terms and conditions hereof, to license the Licensees to use the Licensed Trademarks for the purpose of Party A’s interests. The Licensees agree to use the Licensed Trademarks of Party A in accordance with the terms and conditions hereof.

After due consideration, in order to protect Party A’s legal right in the Licensed Trademarks and the Licensees’ legal rights in the use of the Licensed Trademarks, Party A and the Licensees agree as follows:

ARTICLE ONE DEFINITIONS

Except as otherwise provided herein, the following terms shall have the meanings set forth below:

1.1.	Affiliates: with respect to any person, means any individual, company, partnership, association or other entity or organization that directly or indirectly controls, is controlled by, or under the common control of, such person.

1.2.	Licensed Trademarks: the 32 trademarks as set forth in Appendix hereto and other trademarks registered by Party A at the State Trademarks Bureau of the PRC and Hong Kong Intellectual Property Department within the term of the license.

1.3.	Licensees: means Party B, Party B’s subsidiaries, Party C and Party C’s subsidiaries.

1.4.	Third Parties: means any individuals, legal persons, companies, enterprises, governmental departments or other economic entities or organizations other than the parties to this Agreement.

1.5.	Force Majeure: means all unforeseeable, unavoidable events or the effect of which are insurmountable, that materially affect a party’s capability to perform its obligations under this Agreement, in whole or in part.

ARTICLE TWO GRANT OF LICENSE

2.1.	Party A hereby agrees that it shall grant the Licensees the non-exclusive right to use the Licensed Trademarks in China (including Hong Kong SAR) and allow the Licensees to use the Licensed Trademarks within their respective operating regions and business scope in China (including Hong Kong SAR) in accordance with the terms and conditions hereof. Therefore, the Licensees shall have the right to use the Licensed Trademarks within their respective operating regions and business scope in China (including Hong Kong SAR) in accordance with the terms and conditions hereof.

2.2.	The term of licensing: 1 January 2013 through 31 December 2017.

2.3.	The scope of use: goods and services consistent with the registered scope of the licensed trademark.

2.4.	The Licensees shall not assign any of their rights or obligations hereunder to any Third Parties without the written consent of Party A.

ARTICLE THREE GRANT OF THIRD PARTY LICENSE

3.1.	With the prior written consent of Party A, Party A hereby agrees that it shall authorize the Licensees to separately enter into a China Mobile Trademark License Agreement (hereinafter referred to as the “Third Party Agreement”) with Third Parties engaging in the relevant business activities (including and limited to business activities such as sales, marketing, promotions, sales by authorized dealers of mobile phones and maintenance by authorized dealers) within the respective areas of operation and operating regions based on its own business development needs. The Third Party Agreement shall authorize Third Parties to reasonably use the Licensed Trademarks within the specific operating and geographic areas. The Licensees shall have the right and obligation to supervise the reasonable use of the Licensed Trademarks within the specific operating and geographical areas specified by such Third Parties that engage in the relevant business activities.

3.2.	Party A hereby authorizes the Licensees to file, as sublicensor, the Third Party Agreements with the State Trademark Bureau and relevant regulatory authorities.

3.3.	The Licensees shall submit an estimated number of Third Party Agreements to be entered into with any local Third Parties for the next year in accordance with its own business development needs (hereinafter referred to as the “Annual Plans”). The Licensees shall only enter into a Third Party Agreement with any Third Party if Party A has examined and approved the Annual Plans. The Licensees shall file an executed copy of such agreement following its execution with Party A and be responsible for filing the Third Party Agreement with the State Trademark Bureau and the relevant regulatory authorities within the time limit as required by the relevant PRC laws and regulations.

3.4.	If the Licensees have a genuine need to permit new Third Parties engaging in the relevant activities to use the Licensed Trademarks that were not included in the Annual Plans, the Licensees may file applications with Party A for a specific number of additional Third Party Agreements. Party A may approve such applications filed from time to time by the Licensees in its discretion.

ARTICLE FOUR REPRESENTATIONS AND WARRANTIES

4.1.	Each party to this Agreement shall make the following representations and warranties to the other parties:

a.	It is a legal person duly organized and existing under the PRC laws or Hong Kong laws;

b.	It has the full power and authority to execute this Agreement, to perform all the obligations and to grant all the authorizations under this Agreement;

c.	Its representative, who executes this Agreement, has been granted with the right and power to execute this Agreement by valid power of attorney, resolutions of its Board of Directors, or any other valid authorizations; and

d.	This Agreement and its appendix shall constitute the legal, valid and binding obligations of each party to this Agreement upon execution.

4.2.	Party C agrees that it will be responsible in supervising and monitoring each of its subsidiaries in performing their respective obligations under this Agreement in accordance with the terms and conditions hereof.

4.3.	Party A undertakes to the Licensees that Party A has not created or allowed, and will not create or allow, the existence of any guarantee, pledge or encumbrance otherwise relating to the Licensed Trademarks prior to the execution of this Agreement and during the term of this Agreement. Party A further undertakes that in the event that any third party disputes or takes any legal actions against the Licensees in respect of their use of the Licensed Trademarks, it will perform its legal obligations in accordance with the terms and conditions hereof, including but not limited to, to appear before court, to defend and to indemnify. Party A agrees to compensate and indemnify the Licensees for and against any losses arising from their use of the disputed Licensed Trademarks.

4.4.	Party A shall maintain and renew the registration of the Licensed Trademarks and pay the relevant fees as well as file all necessary applications so that the Licensees may lawfully use the Licensed Trademarks and become the legal licensee of the Licensed Trademarks, including but not limited to following the filing procedures at the State Trademark Bureau or Hong Kong Intellectual Property Department.

4.5.	Party A shall take all necessary actions to protect its proprietary right with respect to the registered Licensed Trademarks, and it agrees that it will not take any actions intentionally to harm such proprietary right. If Party A intentionally gives up its proprietary right or any part of the registered Licensed Trademarks or fails to register or renew the Licensed Trademarks in any way, Party A shall deliver a written notice to the Licensees with respect to its decision sixty days before the date of such decision and obtain the prior consent of the Licensees.

4.6.	This Agreement shall not grant any other rights to any Licensee except for the right to use the Licensed Trademarks in accordance with the terms and conditions of this Agreement and Party A shall not be deemed to have sold or transferred the Licensed Trademarks to the Licensees. The Licensees acknowledge Party A’s proprietary rights in the Licensed Trademarks (such rights include but not limited to the rights with respect to the entitlement, registration, renewal and applications of registration and renewal, and all of the rights relevant to such rights). The Licensees shall not have the right to file any registration application for the Licensed Trademarks, any trademarks, service logos, other names, marks or languages, or any packages, commercial exteriors, color graphics or designs that bear resemblance to the Licensed Trademarks in any country or region without obtaining the prior written consent of Party A.

4.7.	The Licensees agree to provide reasonable assistance to Party A (or to any Affiliates of Party A at the request of Party A) to protect the Licensed Trademarks, including providing any materials or documents and not taking actions that will prevent or adversely affect the registration or renewal of the Licensed Trademarks in China (including Hong Kong SAR) or other places.

4.8.	The Licensees shall have the obligation to keep all nonpublic information concerning this Agreement and Party A confidential. This confidentiality obligation shall not terminate or be cancelled because of the termination or cancellation of this Agreement.

4.9.	Each Licensee shall not describe itself to be, or imply that it is, an agent or representative of Party A, or state or guarantee to any third party that it may require Party A to take any direct or indirect responsibility and/or obligation. Otherwise, all responsibilities incurred shall be borne by the Licensee.

4.10.	Each party to this Agreement agrees to unconditionally execute any other legal documents and take any other actions required for consummating this Agreement, including but not limited to following the filing procedures at the State Trademark Bureau.

ARTICLE FIVE LICENSE FEE

5.1.	As long as Licensees comply with all agreements hereof, Party A agrees that the Licensees shall have the right to use the Licensed Trademarks without compensation before December 31, 2017.

5.2.	Under special circumstances or in case the Licensees no longer satisfy the conditions of Article 5.1 hereof, Party A may license to the Licensees for a fee. The license fee for the Licensed Trademarks shall be negotiated by the parties and specified in a supplemental contract (hereinafter referred to as the “Supplemental Contract”), but in no event such license fee for using the Licensed Trademarks shall be more than the license fee paid by any other Affiliates of Party A at that time.

ARTICLE SIX SUPERVISION

6.1.	The Licensees shall comply with all of the relevant applicable laws and regulations and obtain the relevant governmental approvals relating to the use of the Licensed Trademarks.

6.2.	The Licensees shall not use the Licensed Trademarks in a way that will damage or adversely affect Party A, its business or its reputation nor combine the Licensed Trademarks with any trademarks of the Licensees or any third party or any other languages, marks or designs to create a new logo containing the Licensed Trademarks or bearing resemblance thereto.

6.3.	Party A has the right to supervise the quality of the Licensees’ goods and services using the Licensed Trademarks. The Licensees shall ensure the quality of the goods and services using the Licensed Trademarks. Concrete measures include but are not limited to: Party A may supervise any products, packages, labels, advertisements or any promotional materials or marketing activities that use the Licensed Trademarks, provided or sponsored by the Licensees, and shall have the right to withhold its permission for such promotional or marketing activities if it deems such use harmful to its business, reputation or trademarks. The Licensees agree to comply with all of Party A’s requests in this regard in a timely manner.

6.4.	The Licensees shall indicate its own company name and place of manufacture on its goods or services using the Licensed Trademarks.

6.5.	Party A has the right to inspect the following records of the Licensees at any time and the Licensees shall maintain the following records for at least one year, so that Party A may determine whether the Licensees have complied with the relevant requirements set forth in this Article Six:

a.	Sample packages, labels, advertisements, or originals or photos of other literature for products containing the Licensed Trademarks that are used in promotional or marketing activities;

b.	All of the files of any appeals or claims with respect to the Licensed Trademarks that have been filed by consumers, competitors, governmental departments, actual users or other entities; and

c.	Forms, letterheads or other samples or copies containing the Licensed Trademarks set forth in this Article Six.

6.6.	Upon the execution of this Agreement, Party A shall provide to the Licensees the latest manual for the corporate logo (and any updated or amended version) relevant to the use of the Licensed Trademarks by the Licensees in accordance with the terms and conditions hereof. The Licensees shall strictly implement the relevant standards set forth in the latest corporate logo manual provided by Party A. The Licensees shall neither change the text, graphics and combination thereof, nor use the Licensed Trademark outside the scope of the license.

ARTICLE SEVEN INFRINGEMENT AND INDEMNITY

7.1.	In the event that Party A breaches any obligations, responsibilities, undertakings or covenants under this Agreement, Party A shall indemnify the Licensees against any financial loss incurred by the Licensees attributable to such breaches. In the event that the Licensees breach any obligations, responsibilities, undertakings and covenants under this Agreement, the corresponding Licensee shall indemnify Party A against any financial loss incurred thereby attributable to such breaches.

7.2.	In the event of the failure of any party to this Agreement to perform the obligations and duties under this Agreement due to a Force Majeure event, the affected party shall not be held liable for any breach arising from such event, except for those the laws state otherwise. The party that fails to perform its obligations and duties under this Agreement due to a Force Majeure event shall notify the other party immediately and take all reasonable actions to reduce the impact of the Force Majeure event.

7.3.	If the Licensees know of any infringement or potential infringement of Party A’s right in the Licensed Trademarks, the Licensees shall immediately notify Party A and provide to Party A a report detailing all of its knowledge about the infringement. Upon receipt of the foregoing notice and report from the Licensees, Party A shall have the right to evaluate the infringement or potential infringement and take all appropriate actions including legal proceedings or other method to stop the actual or potential infringements. The Licensees shall cooperate with Party A in connection with the actions. And any expenses incurred by the Licensees in connection with such cooperation shall be reasonably compensated out of the fees paid by the infringer.

7.4	Under the circumstances where a third party makes any claims to the Licensor or the Licensees with respect to the Licensed Trademarks within the scope hereof, one party shall take actions and fully cooperate to protect the other party’s rights and interests.

ARTICLE EIGHT TERM, EFFECTIVENESS AND TERMINATION

8.1.	This Agreement shall come into effect when the authorized representatives or legal representatives of each party have executed this Agreement and terminate upon the expiration of the term.

8.2.	Party A shall have the right to terminate this Agreement in any of the following events:

a.	The Licensees breach this Agreement or any of the representations and warranties hereof, and fail to cure such breach within thirty (30) days after the receipt of a written notice from Party A with a detailed account of the Licensees’ acts of breach;

b.	Party A no longer directly or indirectly holds any interest in Party C; or

c.	Party C becomes bankrupt, becomes the subject of any liquidation and dissolution proceedings, discontinues its operations, or fails to pay its debts on schedule.

8.3.	Party C shall have the right to terminate this Agreement in any of the following events:

a.	Party A breaches this Agreement or any of the representations and warranties hereof, and fails to cure such breach within thirty(30) days after the receipt of a written notice of Party C with a detailed account of the Licensor’s acts of breach; or

b.	Party A no longer has any proprietary right in the Licensed Trademarks.

8.4.	If any party wishes to terminate this Agreement in accordance with Article 8.2 or Article 8.3 of this Agreement, it shall notify the other party in writing with a 60-day advance notice. Such notice shall provide its reasons for termination and this Agreement will be terminated upon expiration of such 60-day period.

8.5.	After the termination of this Agreement:

a.	The right to use the Licensed Trademarks by the Licensees shall be immediately terminated. The Licensees shall not continue their use of the Licensed Trademarks or attempt to register or use any trademarks, service logos, other names, marks, languages, package profiles, color, design or graphics same as or similar to the Licensed Trademarks;

b.	The Licensees shall provide to Party A or its designated Affiliates any materials under their custody with respect to or containing a Licensed Trademark, or make alterations to such materials so that they no longer incorporate any Licensed Trademark; and

c.	Each party to this Agreement shall notify all of the relevant local administration for industry and commerce and Trademark authorities of the termination of this Agreement.

The provisions of this Article 8.5 shall survive the termination of this Agreement.

ARTICLE NINE BREACH OF CONTRACT

9.1.	The Licensees’ breach of any agreement hereof shall be deemed a breach of contract. In case of any act of breach, the Licensees shall pay Party A RMB100,000 as penalty and be liable for damages caused in case the penalty is inadequate to cover the damages.

ARTICLE TEN DISPUTE RESOLUTION, APPLICABLE LAWS AND OTHERS

10.1.	For any disputes arising from the effect, interpretation or performance of this Agreement, the parties shall endeavor to resolve in a friendly manner. In the event of any failure to resolve such disputes after consultation, any party may submit such disputes to the China International Economic and Trade Arbitration Committee for arbitration in Beijing in accordance with its arbitration rules then in effect. The arbitration award shall be final and binding on each party to this Agreement. Except for the matters under dispute submitted for arbitration, the remaining provisions of this Agreement shall remain in effect.

10.2.	The PRC laws govern the making, effect, interpretation and implementation of this Agreement and the dispute resolution.

10.3.	This Agreement is severable. If any provision is rendered illegal or unable to be implemented by the competent arbitration committee but has no fundamental effect on the effectiveness of this Agreement, such provision shall not affect the validity and performance of the remaining provisions of this Agreement.

10.4.	Within the term of this Agreement, the effectiveness of this Agreement will not be affected by change of the registered office address of Party A, Party B, Party C and their subsidiaries.

10.5.	This Agreement is written in Chinese and the original of this Agreement will be prepared in forty copies. Each of Party B, Party C and their subsidiaries shall hold one originals and Party A shall hold the remaining originals for purposes of registration or filing. All the originals of this Agreement shall have equal force and effect.

10.6.	This Agreement shall constitute the entire agreement between the parties with respect to the agreed matters relating to this Agreement and supersede any intentions or understanding of the parties with respect to such matters or any previously executed agreements, contracts or written documents.

10.7.	Any amendments to this Agreement shall only become effective upon the execution of a written agreement between the respective authorized representative of each party to this Agreement, and such amendments shall be filed with the State Trademarks Bureau and the relevant local administration for industry and commerce.

10.8.	The failure of any party to exercise or postpone exercising its rights, powers or preemptive rights under this Agreement shall not be deemed as a waiver of such rights, powers or preemptive rights and a partial exercise of such rights, powers or preemptive rights shall not preclude the future exercise of such rights, powers or preemptive rights.

10.9.	This Agreement may be made in counterparts for execution by each party. Counterparts bearing respective signatures shall constitute a binding contract. In the event that this Agreement shall be executed in counterparts, the date each party successfully exchanges its signed counterpart with the other party by facsimile shall be the date of execution.

10.10.	Party A shall be responsible for the filings of this Agreement signed with Party B, Party C and their subsidiaries with the relevant authorities. The Third Party Agreements entered into between Party B, Party C or their respective subsidiaries and any third parties within the licensing scope of Party A shall perform the relevant formalities in accordance with Party A’s authorization and PRC laws and regulations

10.11.	Any matters that are not addressed under this Agreement shall be dealt with by each of the Parties to this Agreement separately.

This Agreement is executed by the duly authorized representative of each party to this Agreement as of the date set forth in the first paragraph of this Agreement for faithful compliance.

SIGNATURE PAGE

Party A:

China Mobile Communications Corporation Authorized Representative /s/ Chen Lijie

Party B:

China Mobile Limited Authorized Representative /s/ Qian Li
Party B’s subsidiary:

China Mobile International Limited Authorized Representative /s/ Lin Zhenhui
Party C:

China Mobile Communication Company Limited Authorized Representative /s/ LV Ping

Party C’s subsidiaries:

China Mobile Group Beijing Co., Ltd. Authorized Representative	China Mobile Group Tianjin Co., Ltd. Authorized Representative

/s/ Zhang Kangliang	/s/ Lu Jianhe

China Mobile Group Shanghai Co., Ltd. Authorized Representative /s/ Xu Da	China Mobile Group Chongqing Co., Ltd. Authorized Representative /s/ Qing Dabin

China Mobile Group Hebei Co., Ltd. Authorized Representative /s/ Li Liangui	China Mobile Group Shanxi Co., Ltd. Authorized Representative /s/ Wang Haiyang

China Mobile Group Neimenggu Co., Ltd. Authorized Representative /s/ Hong Xiaoqin	China Mobile Group Liaoning Co., Ltd. Authorized Representative /s/ Gong Xianbin

China Mobile Group Jilin Co., Ltd. Authorized Representative /s/ Bo Jingang	China Mobile Group Heilongjiang Co., Ltd. Authorized Representative /s/ Zhang Hongsen

China Mobile Group Jiangsu Co., Ltd. Authorized Representative /s/ Wang Jian	China Mobile Group Zhejiang Co., Ltd. Authorized Representative /s/ Zhong Tianhua

China Mobile Group Anhui Co., Ltd. Authorized Representative	China Mobile Group Fujian Co., Ltd. Authorized Representative

/s/ Fan Bingheng	/s/ Zhang Li

China Mobile Group Jiangxi Co., Ltd. Authorized Representative /s/ Zhou Yi	China Mobile Group Shandong Co., Ltd. Authorized Representative /s/ Xiong Wenlian

China Mobile Group Henan Co., Ltd. Authorized Representative /s/ Wei Ming	China Mobile Group Hubei Co., Ltd. Authorized Representative /s/ Guo Yonghong

China Mobile Group Hunan Co., Ltd. Authorized Representative /s/ Zhou Chengyang	China Mobile Group Guangdong Co., Ltd. Authorized Representative /s/ Zhong Tianhua

China Mobile Group Guangxi Co., Ltd. Authorized Representative /s/ GU Xiong	China Mobile Group Hainan Co., Ltd. Authorized Representative /s/ Lu Bing

China Mobile Group Sichuan Co., Ltd. Authorized Representative	China Mobile Group Yunnan Co., Ltd. Authorized Representative
s/ Jian Qin	s/ Zhen Yong

China Mobile Group Guizhou Co., Ltd. Authorized Representative s/ Mi Dawei	China Mobile Group Xizang Co., Ltd. Authorized Representative s/ Zhuo Feng

China Mobile Group Shaanxi Co., Ltd. Authorized Representative s/ Zhang Lichuan	China Mobile Group Gansu Co., Ltd. Authorized Representative s/ Yan Yongqing

China Mobile Group Qinghai Co., Ltd. Authorized Representative s/ Chen Li

China Mobile Group Ningxia Co., Ltd. Authorized Representative s/ Peng Xiaochuan	China Mobile Group Xinjiang Co., Ltd. Authorized Representative s/ Liu Jian

China Mobile Group Design Institute Co., Ltd. Authorized Representative s/ Zhang Xiangli	China Mobile Group Device Co., Ltd. Authorized Representative s/ He Ning